Exhibit 99.1

RELEASE
April 2024

DZS Receives Favorable Nasdaq Listing Decision
Extension through August 5th to file restated financial statements and delayed periodic reports
DALLAS, Texas, USA, Apr. 24, 2024 – DZS (Nasdaq: DZSI), a global leader of broadband networking and AI-driven cloud software solutions, today announced that by decision dated April 23, 2024, the Nasdaq Hearings Panel (the “Panel”) granted the request of DZS Inc. (the “Company”) for continued listing on The Nasdaq Stock Market (“Nasdaq”), subject to the Company’s compliance with Nasdaq’s filing requirement by August 5, 2024, among other conditions.
“We are pleased with the Panel’s decision to grant DZS an extension to become current in our SEC filing obligations,” said Misty Kawecki, Chief Financial Officer, DZS. “The leadership team at DZS is working closely with its Audit Committee and the Company’s new independent registered public accounting firm, BDO USA LLP, to complete and file all restated financial statements and delinquent reports by the August 5th deadline to ensure that we are compliant with all applicable criteria for continued listing on Nasdaq.”
Additionally, in January 2024, DZS appointed two new Board members, Todd Jackson and Paul Choi, thereby increasing its Board of Directors to eight members. After six years of serving as a member of the Board of Directors, David Schopp is resigning his position from the Company’s Board of Directors effective May 27, 2024. The Board will consider whether to fill the vacancy or decrease the Board size to seven following the effectiveness of Mr. Schopp’s resignation.
“I want to thank Dave for his tenure and invaluable contributions as an independent Board member and Chair of the Corporate Governance and Nominating Committee over the past six years,” said Charlie Vogt, President and CEO, DZS. “Dave was instrumental in my appointment, and I have thoroughly enjoyed working with him through our historic growth in 2021 and 2022, three strategic technology acquisitions and his diligent work throughout the Company’s restatement process.”
“I am proud to have been part of the transformational change and advancements Charlie and the DZS leadership team have made over the past several years, and with the extension from the Nasdaq Hearings Panel, the company’s well-defined plan to complete and file all restated financial statements and delinquent reports by August 5th,” said Mr. Schopp. “The momentum the Company has established through strategic engagements aligned with numerous marquee service providers spanning the Americas and EMEA is impressive and exciting. The bold vision and strategy Charlie brought to the Company in 2020 is being executed by a talented management team which has DZS poised for future success.”
About DZS Inc.
DZS Inc. (Nasdaq: DZSI) is a global leader of broadband networking and AI-driven cloud software solutions.
DZS, the DZS logo, and all DZS product names are trademarks of DZS Inc. Other brand and product names are trademarks of their respective holders. Specifications, products, and/or product names are all subject to change.
This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Private Securities Litigation Reform Act of 1995. These statements reflect the beliefs and assumptions of the Company’s management as of the date hereof. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” variations of such words, and similar expressions are intended to identify forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. The Company’s actual results could differ materially and adversely from those expressed in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, those risk factors contained in the Company’s SEC filings available at www.sec.gov, including without limitation, the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and subsequent filings. In addition, additional or unforeseen effects from the COVID-19 pandemic and the global economic climate may give rise to or amplify many of these risks. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. DZS undertakes no obligation to update or revise any forward-looking statements for any reason.

For further information see: www.DZSi.com.
DZS on Twitter: https://twitter.com/dzs_innovation
DZS on LinkedIn: https://www.linkedin.com/company/DZSi/
Investor Inquiries:
Ted Moreau, Vice President, Investor Relations
Email: IR@dzsi.com